UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2009

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 23, 2009, TESSCO Technologies Incorporated (the “Company”) and its primary operating subsidiaries, as borrowers, executed and delivered a Third Modification Agreement (the “Third Modification Agreement”), dated as of July 22, 2009, with SunTrust Bank and Wachovia Bank, National Association, amending the Credit Agreement and related promissory note for the Company’s existing unsecured revolving credit facility.

Pursuant to and in connection with the Third Amendment, the maximum available principal amount under the unsecured revolving credit facility was reduced to $35 million from $50 million, and the term of the revolving credit facility, as so modified, was extended to May 31, 2012.  The Third Modification Agreement also provides for the modification of certain financial covenants applicable to the borrowers on a going forward basis, including the “tangible net worth” (initially increasing from $40 million to $47 million) and “maximum funded debt to EBITDA” (reduced from 3.00 to 1.00 to 2.50 to 1.00) covenants.  In addition, the amount of allowable dividend payments under the Credit Facility was increased from $2 million to $2.5 million in any 12 month period, assuming continued compliance with the otherwise applicable terms.

The Third Modification Agreement also provides for increases in the applicable margins and unused facility fees, as are common in the current borrowing and lending environment.  In an effort to offset the impact of these increases, management considered the Company’s track record of positive cash flows and relatively small historical borrowings under the revolving credit facility, and requested the reduction in the maximum available principal amount.

Pursuant to the relevant documents, the financial covenants included in the Credit Agreement for the unsecured revolving credit facility are also applicable to the Company’s existing Term Loan with the same lenders, having an original principal amount of $5.5 million. Accordingly, the Third Modification Agreement also has the effect of amending the financial covenants applicable to the Term Loan.

ITEM 8.01. OTHER MATTERS

The Company held its Annual Meeting of Shareholders at the Company’s facility located in Timonium, Maryland on July 23, 2009.  At the meeting, the shareholders were asked to vote on the election of directors and the ratification of the appointment of the Company’s independent registered public accounting firm.  In addition, a shareholder proposal was presented at the meeting on the elimination of the Company’s shareholder rights plan.  Each of these proposals was described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 12, 2009.

At the meeting, the shareholders re-elected John D. Beletic, Daniel Okrent and Morton F. Zifferer, Jr., each for a three-year term expiring at the Company’s 2012 Annual Meeting of Shareholders and until their respective successors are duly elected and qualify.  The term of office of each of Jay G. Baitler, Robert B. Barnhill, Jr., Benn R. Konsynski and Dennis J. Shaughnessy also continued after the meeting.

At the meeting, the shareholders also ratified the appointment of Ernst & Young LLP to serve as the independent registered public accounting firm of the Company for fiscal year 2010.

The shareholder proposal on the elimination of the Company’s shareholder rights plan did not receive the requisite affirmative vote of shareholders, and therefore was not approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ David M. Young
David M. Young
Senior Vice President and Chief Financial Officer

Dated: July 24, 2009